EXHIBIT A

NEITHER THIS SECURITY NOR THE ISSUANCE TO THE HOLDER OF THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION, REPAYMENT OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION, REPAYMENT OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.


                       8% SENIOR SECURED CONVERTIBLE NOTE
                                       OF
                            CONSOLIDATED ENERGY, INC.


Original Principal Amount:  $_______
Issuance Date:  January 13, 2006

     THIS NOTE is one of a series of duly authorized and issued Senior Secured Convertible Notes of Consolidated Energy, Inc., a Wyoming corporation, having a principal place of business at 76 George Road, Betsy Layne, Kentucky 41605 (the "Company"), designated as its 8% Senior Secured Convertible Notes.

     FOR VALUE RECEIVED, the Company hereby promises to pay to or upon the order of _______________________ or its registered assigns or successors-in-interest (the "Holder") the principal sum of _________________ Dollars ($___________.00),
together with all accrued but unpaid interest thereon, if any, on the Final Maturity Date, to the extent such principal amount and interest have not been repaid or converted into shares of the Company's Common Stock, $.001 par value (the "Common Stock"), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 8% per annum (the "Interest Rate") from the date of original issuance hereof (the "Issuance Date") until the Final Maturity Date, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms hereof. Interest on this Note shall accrue daily commencing on the Issuance Date, shall be compounded quarterly and shall be computed on the basis of a 360-day year,

30-day  months and actual days elapsed and shall be payable in  accordance  with
Section 2 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the outstanding Principal Amount from and after the occurrence and during the continuance of an Event of Default, at the rate (the "Default Rate") equal to the lower of eighteen percent (18%) per annum or the highest rate permitted by applicable law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

     All payments of principal of and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and such extension shall be taken into account in determining the amount of interest accrued on this Note.

     The indebtedness evidenced by this Note is pari passu with the Company's outstanding 6% Senior Secured Convertible Notes Due 2008 and the promissory notes of the Company in the approximate aggregate principal amount of $2,502,500 issued pursuant to the Forbearance Agreement and is senior to all other current and future indebtedness of the Company. Payment of the indebtedness evidenced by this Note is (a) guaranteed by all of the Subsidiaries, and (b) secured by all of the properties and assets of the Company and each Subsidiary pursuant to that certain Security Agreement, dated as of January 13, 2006, by and among the Company, the Subsidiaries and Gryphon Master Fund, L.P., as Collateral Agent for the Purchasers (the "Security Agreement").

     The following terms and conditions shall apply to this Note:

     1. Definitions.

     (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     (b) For purposes hereof the following terms shall have the meanings ascribed to them below:

     "Approved Market" means one of the OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

     "Bankruptcy Event" means any of the following events: (a) the Company or any material subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any material subsidiary thereof; (b) there is commenced against the Company or any material subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any material subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any material subsidiary suffers any appointment of any trustee, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any material subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any material subsidiary fails to pay, states that it is unable to pay, or is unable to pay, its debts (excluding those reasonably disputed in good faith by the Company in the case of failure to pay and for which it has reserves on its books and financial statements) generally as they become due; (g) the Company or any material subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any material subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

     "Board of Directors" means the Company's board of directors.

     "Cash" or "cash" means at any time such coin or currency of the United States of America as shall at such time be legal tender for the payment of public and private debts.

     "Change in Control Transaction" will be deemed to exist if (i) there occurs any consolidation, merger, amalgamation or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the persons who are holders of the voting stock of the Company immediately prior to such event cease to own more than 40% of the voting stock, or corresponding voting equity interests, of the surviving corporation or other entity immediately after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) 40% or more of the voting power of the Company's voting stock or corresponding voting securities, (iii) there is a replacement of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are either members of the Board of Directors on the date thereof or individuals approved by a majority of such members or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

     "Conversion Date" shall have the meaning provided in Section 3(b).

     "Conversion Delay Payments" shall have the meaning provided in Section 3(b)(ii).

     "Conversion Notice" means an Optional Conversion Notice.

     "Conversion Price" means $0.90, subject to adjustment as set forth herein.

     "Conversion Ratio" means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

     "Current Market Price" means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 5 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined by an Independent Financial Expert (and the costs of such determination shall be bourne entirely by the Company). An "Independent Financial Expert" shall mean a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder, is nationally recognized and disinterested and Independent with respect to the Company and its affiliates and is reasonably acceptable to the Holder. "Independent" shall mean any person or entity that (A) is in fact independent, (B) does not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, or in any affiliate of the Company or any of its subsidiaries (other than as a result of holding securities of the Company in trading accounts), and (C) is not an officer, employee, promoter, trustee, partner, director or person performing similar functions for the Company or any of its subsidiaries or any affiliate of the Company or any of its subsidiaries.

     "DTC" shall have the meaning provided in Section 3(b)(ii).

     "EBITDA" means, for any period, the Company's earnings before interest, income taxes, depreciation and amortization for such period, as reflected in the Company's audited income statement, which income statement shall be prepared in accordance with GAAP applied on a consistent basis to that of prior periods. For purposes of calculating EBITDA, the Company shall exclude any extraordinary gains or losses for such period and any non-operating income or losses for such period from the calculation of EBITDA, each such exclusion to be reasonably acceptable to the Holder.

     "Effective Registration" means (i) the Company has complied in all material respects with its obligations under all the Transaction Documents where the failure to comply by the Company would have a material adverse effect on the ability of the Holder to publicly resell the Underlying Shares and the Warrant Shares, and no Event of Default shall have occurred and be continuing; (ii) the resale of all Registrable Securities (as defined in the Registration Rights

Agreement) is covered by an effective Registration Statement in accordance with the terms of the Registration Rights Agreement and such Registration Statement is not subject to any suspension or stop order and is expected to remain effective and available for use by the selling stockholders named therein or in any related prospectus supplement for at least 20 Trading Days thereafter; (iii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) such Registrable Securities are listed, or approved for listing prior to issuance, on an Approved Market and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchanges or markets), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on the Approved Market on which the Common Stock is then traded or listed;
(v) the requisite number of shares of Common Stock shall have been duly authorized and shall be available for issuance as required by the terms of the Transaction Documents; (vi) the Holder is not identified as an underwriter in the Registration Statement; and (vii) the Company is not subject to any Bankruptcy Event.

     "Equity Conditions" shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notice of Conversions of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Note shall have been paid, (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on an Approved Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on an Approved Market (and the Company believes, in good faith, that trading of the Common Stock on an Approved Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(i) and (viii) no public announcement of a pending or proposed Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

     "Event of Default" shall have the meaning provided in Section 4(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Maturity Date" means June 30, 2008.

     "Force Majeure Event" means an event or circumstance that prevents the Company from performing its obligations under this Note or that prevents an act or event required hereunder from happening or occurring (including, without limitation, an act of God, war, insurrection, riot, nuclear disaster, labor strike or threat of violence, labor and material shortage, fire, explosion, flood, river freeze-up, breakdown or damage to mines, plant, equipment, or facilities (including a forced outage or an extension of a scheduled outage of equipment or facilities to make repairs to avoid breakdowns thereof or damage thereto), interruption to or slowdown in transportation, railcar shortage, barge shortage, embargo, order, or act of civil or military authority, law, regulation, or administrative ruling, or total or partial interruption of the Company's operations which are due to any enforcement action or other administrative or judicial action arising from an environmental law or regulation), but in any case which is not within the reasonable control of, or the result of the negligence of, the Company, and which by the exercise of due diligence, the Company is unable to overcome or avoid or cause to be avoided or is unable in good faith to obtain a substitute acceptable to the Holder therefor.

     "Holder Share Notice" shall have the meaning provided in Section 3(b)(ii).

     "Interest Conversion Rate" means 80% of the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date.

     "Interest Conversion Shares" shall have the meaning set forth in Section 2(a).

     "Interest Notice Period" shall have the meaning set forth in Section 2(a).

     "Interest Payment Date" means the 7 month anniversary of the Issuance Date and the 1st of each month thereafter, and the Final Maturity Date.

     "Interest Share Amount" shall have the meaning set forth in Section 2(a).

     "Monthly Conversion Period" shall have the meaning set forth in Section 3(a) hereof.

     "Monthly Conversion Price" shall have the meaning set forth in Section 3(a) hereof.

     "Monthly  Redemption"  shall mean the  redemption  of this Note pursuant to
Section 3(a) hereof.

     "Monthly Redemption Amount" shall mean, as to a Monthly Redemption, $______(1) as to Monthly Redemption Amounts paid in shares of Common Stock and [____(2) as to Monthly Redemption Amounts paid in cash. Notwithstanding anything herein to the contrary, in the event the Monthly Redemption is paid in cash, the additional amount required over the amount paid for cash (10%) shall be deemed a liquidation charge and shall not be applied to reduce principal.


_______________________
(1)      1/24th of the original Principal Amount of this Note.
(2)      110% of 1/24th of the original Principal Amount of this Note.

     "Monthly Redemption Date" means July 1, 2006 and the 1st of each month thereafter and ending upon the full redemption of this Note.

     "Monthly Redemption Notice" shall have the meaning set forth in Section 3(a) hereof.

     "Monthly Redemption Period" shall have the meaning set forth in Section 3(a) hereof.

     "Monthly  Redemption  Share  Amount"  shall have the  meaning  set forth in
Section 3(a) hereof.

     "Optional  Conversion  Notice"  shall have the meaning  provided in Section
3(a).

     "Principal Amount" means at any time the sum of (i) the outstanding principal amount of this Note at such time, (ii) all accrued but unpaid interest hereunder to such time, and (iii) any default payments owing at such time to the Holder under the Transaction Documents but not theretofore paid or added to the Principal Amount.

     "Principal Market" means the OTC Bulletin Board or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

     "Purchase Agreement" means the Securities Purchase Agreement, dated as of January 13, 2006, by and among the Company and the Purchasers named therein, pursuant to which this Note was originally issued.

     "QIB" means a qualified institutional buyer as defined in Rule 144A.

     "Reset Date" means March 31, 2007.

     "Rule 144A" means Rule 144A as promulgated by the SEC under the Securities Act or any successor thereto.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Trading Day" means a day on which the Principal Market is open for the general trading of securities.

     "Underlying Shares" means the shares of Common Stock issued or issuable upon conversion of, in lieu of cash payment of principal of, or interest on, as repayment of principal under, or otherwise pursuant to, this Note in accordance with the terms hereof and the Purchase Agreement.

     "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.


     Section 2. Payments of Principal and Interest.

     (a) Interest. The Company shall pay interest accruing on this Note (from the date hereof) on all principal outstanding at the Interest Rate, on each Interest Payment Date, provided that the Default Rate shall apply in the circumstances set forth above, in cash or duly authorized, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate, or a combination thereof (the amount to be paid in shares, the "Interest Share Amount"); provided, however, (i) payment in shares of Common Stock may only occur if during the 20 Business Days immediately prior to the applicable Interest Payment Date (the "Interest Notice Period") and through and including the date such shares of Common Stock are issued to the Holder all of the Equity Conditions, unless waived by the Holder in writing, have been met and the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (ii) as to such Interest Payment Date, prior to the such Interest Notice Period (but not more 5 Trading Days prior to the commencement of the Interest Notice Period), the Company shall have delivered to the Holder's account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the then Conversion Price (the "Interest Conversion Shares").

     (b) Company's Election to Pay Interest in Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Prior to the commencement of an Interest Notice Period, the Company shall provide the Holder with written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised) and the Interest Share Amount as to the applicable Interest Payment Date. During any Interest Notice Period, the Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

     (c) Interest Calculations. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the "Note Register"). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment shall be distributed ratably among the holders of the Notes based on their (or their predecessor's initial purchases of Notes pursuant to the Purchase Agreement.

     (d) Late Fee. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay interest in Common Stock and is not able to pay accrued interest in the form of Common Stock because it does not then satisfy the conditions for payment in the form of Common Stock set forth above, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled cash interest payment, shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date and the highest closing bid price of the Common Stock during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.


     (e) Principal. The entire Principal Amount of this Note, plus any and all default payments owing under the Transaction Documents but not previously paid, shall become due and payable on the Final Maturity Date. Any principal of this Note that is converted pursuant to Section 3 shall be applied to reduce the principal payable under this Section 2(b).

     Section 3. Conversion and Monthly Redemptions.

     (a) (i) Conversion Rights. Upon the terms and subject to the conditions hereof, the Holder shall have the right, at the Holder's option, to convert the outstanding Principal Amount and accrued and unpaid interest thereon into Common Stock, in whole at any time or in part from time to time, by delivering to the Company a duly executed notice of conversion in the form attached hereto as Exhibit A (the "Optional Conversion Notice"), which may be transmitted by telephone line facsimile transmission.

     (ii) Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of this Note (the "Monthly Redemption"). The Monthly Redemption Amount due on each Monthly Redemption Date shall be paid in cash; provided, however, as to any Monthly Redemption and upon 30 Trading Days' prior written irrevocable notice (the "Monthly Redemption Notice" and the 30 Trading Day period immediately following the Monthly Redemption Notice, the "Monthly Redemption Period"), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares (such dollar amount to be paid on a Monthly Redemption Date in Conversion Shares, the "Monthly Redemption Share Amount") based on a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 80% of the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 10 Trading Day period) (the price calculated during the 10 Trading Day period immediately prior to the Monthly Redemption Date, the "Monthly Conversion Price" and such period, the "Monthly Conversion Period"); provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless, (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions, unless waived in writing by the Holder, have been satisfied and (z) as to such Monthly Redemption, prior to such Monthly Redemption Period (but not more than 5 Trading Days prior to the commencement of the Monthly Redemption Period), the Company shall have delivered to the Holder's account with The Depository Trust Company a number of shares of Common Stock to be applied against such Monthly Redemption Share Amount equal to the quotient of (x) the applicable Monthly Redemption Share Amount divided by
(y) the then Conversion Price (the "Pre-Redemption Conversion Shares"). The Holder may convert, pursuant to Section 3(a)(i), any principal amount of this Note subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount and all amounts owing thereon are due and paid in full. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Note converted during the applicable Monthly Redemption Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Share Amount. Any principal amount of this Note converted during the applicable Monthly Redemption Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Note scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied to such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions, shall be first applied against such conversion. The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full. The Company's determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the Notes based on their (or their predecessor's) initial purchases of Notes pursuant to the Purchase Agreement. At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election.


        (b) Common Stock Issuance Upon Conversion.

                (i) Conversion Procedures. Upon any conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date by the then applicable Conversion Price. The date of any Conversion Notice hereunder shall be referred to herein as the "Conversion Date". If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request of the Holder, promptly deliver to the Holder (but no later than five Trading Days after the surrender of this Note to the Company) a new Note having a Principal Amount equal to the amount of such outstanding Principal Amount as has not been converted. The Holder shall not be required physically to surrender this Note to the Company upon any conversion unless the full outstanding Principal Amount of this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment. The Holder agrees that, if the outstanding Principal Amount of this Note is less than the Principal Amount stated on the face of this Note, the Holder will not voluntarily transfer this Note at any time when no Event of Default has occurred and is continuing without first surrendering this Note to the Company for issuance, without charge to the Holder, of a replacement instrument that reflects the outstanding Principal Amount of this Note. The Company will deliver such replacement instrument to the Holder as promptly as practical, but in no event later than three Trading Days, after surrender by the Holder.

                (ii) Stock Certificates or DWAC. The Company will deliver to the Holder not later than five (5) Trading Days after a particular Conversion Date, a certificate or certificates, which shall be free of restrictive legends and trading restrictions (except to the extent permitted under Article V of the Purchase Agreement), for the number of shares of Common Stock issuable upon such conversion of this Note. In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such shares are not delivered to or as directed by the Holder by the third Trading Day after the applicable Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall immediately return this
        Note to the Holder if the Holder has tendered it to the Company in connection with such conversion. If the Holder notifies the Company that the Holder has not received such shares (free of any restrictions on transfer or legends except as permitted by Article V of the Purchase Agreement) within three Trading Days after a particular Conversion Date (each, a "Holder Share Notice") and the Holder does not receive such shares (free of any restrictions on transfer or legends except as permitted by Article V of the Purchase Agreement) within two Trading Days after giving such Holder Share Notice, then, in addition to any other liability the Company may have, the Company shall pay to the Holder, in cash, an amount, computed at the rate of 2% of the outstanding Principal Amount per month, for the period such failure continues (the "Conversion Delay Payments"). A Holder Share Notice may be given by telephone or e-mail to the Company's Chief Financial Officer or General Counsel or Chief Executive Officer. The Company's obligation to issue and deliver such shares of Common Stock upon conversion of this Note shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, of any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise.

                (iii) Liability for Late Delivery; Force Majeure. If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder pursuant to this Note on the due date therefor, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with any exercise of the Holder's rights by reason of which such shares are deliverable, rescind such exercise in whole or in part, in which case the Holder shall thereafter be entitled to exercise its rights with respect to that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing and Section 3(b)(ii), (x) the Company shall not be liable to the Holder under clauses (A) and (B) of the immediately preceding sentence or (y) for Conversion Delay Payments, in either such case of the preceding clause (x) or (y) to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from a Force Majeure Event (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed a Force Majeure Event unless outside the control of such Transfer Agent or resulting from the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the due date for delivery to it of shares of Common Stock under this Note if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise. If pursuant to this
        Section 3(b)(iii) the Company is relieved of its obligation to make Conversion Delay Payments, then the Principal Amount of this Note for which a Conversion Notice has been given and for which the Company has not issued the shares of Common Stock within the period provided in
        Section 3(b)(ii) shall continue to bear interest at the applicable rate provided in this Note from the applicable Conversion Date to the date the Company so issues such shares of Common Stock.

        (c) Conversion Price Adjustments.

                (i) Stock Dividends, Splits and Combinations. In the event that the Company shall (A) pay a dividend or make a distribution to all its stockholders, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had this Note been fully converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii) below.

                (ii) Adjustment for Certain Issuances.

        (A) In the event that the Company shall commit to issue or distribute New Securities, in any such case at a price per share less than the Current Market Price per share (but more than the then applicable Conversion Price, which is addressed in Section 3(c)(ii)(B) below) on the earliest of (1) the date the Company shall enter into a firm contract for such issuance or distribution,
(2) the record date for the determination of stockholders entitled to receive any such New Securities, if applicable, or (3) the date of actual issuance or distribution of any such New Securities (provided that the issuance of Common

Stock upon the exercise of New Securities that are rights, warrants, options or convertible or exchangeable securities ("New Derivative Securities") will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such New Derivative Security was issued), then the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the new Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by the fraction:

        (x) whose numerator shall be (I) the number of shares of Common Stock outstanding on such date (on a fully-diluted basis after giving effect to any securities (other than this Note) convertible or exchangeable into Common Stock) plus (II) the number of shares of Common Stock which the aggregate offering price of the total number of New Securities so offered would have purchased at such Current Market Price (such amount, with respect to any New Derivative Securities, determined by multiplying the total number of shares of Common Stock subject thereto by the exercise price of such New Derivative Securities, and dividing the product so obtained by such Current Market Price), and

        (y) whose denominator shall be (I) the number of shares of Common Stock outstanding on such date (on a fully-diluted basis after giving effect to any securities (other than this Note) convertible or exchangeable into Common Stock) plus (II) the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such New Derivative Security.

     Such adjustment shall be made successively whenever any such New Securities are issued. In determining whether any New Derivative Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Common Stock so issued, there shall be taken into account any consideration received by the Company for such Common Stock or New Derivative Securities, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. If any New Derivative Security to purchase or acquire Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (A) shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such New Derivative Security been made on the basis of offering for subscription, purchase or issuance, as the case may be, only of that number of shares of Common Stock actually purchased or issued upon the actual exercise of such New Derivative Security.

        (B) In addition, if the Company or any Subsidiary thereof, as applicable, at any time while this Note is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or New Securities entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or New Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or New Securities are issued. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or New Securities subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(c), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

        (C) In the event that the Company's annualized EBITDA for the two fiscal quarters ended December 31, 2006 is less than $17 million (based on the EBITDA from the audited financial statements of the Company for the quarters ended September 30, 2006 and December 31, 2006) (the "Annualized EBITDA"), the Conversion Price shall be reset to a price equal to the greater of $0.30 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) or a price determined by the following formula:
3xX/Y where X equals the Annualized EBITDA and Y equals the number of shares of Common Stock outstanding on a fully diluted basis on December 31, 2006. Such adjustment shall be effective on the Reset Date. Notwithstanding anything herein to the contrary, any adjustment pursuant to this section may only decrease the Conversion Price. By way of an example, if the Company's EBITDA for the quarters ended September 30, 2006 and December 31, 2006 are $3 million and $2 million, respectively, and there are 20,000,000 shares of Common Stock outstanding as of December 31, 2006, the Conversion Price would be reduced to $0.50 ($2.5 million x 4 divided by 20,000,000). The Company shall, at its own expense, have its regular independent auditors conduct a special audit of the Company's financial statements for such six-month period to determine such EBITDA. Such audit shall be completed no later than January 31, 2007.

        (iii) Rounding of Adjustments. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 or Section 2 shall be made to the nearest cent or nearest 1/100th of a share.

        (iv) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3(c), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

        (v) Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter, at its option, (A) to convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted (determined without regard to any limitations contained in
Section 3.13 of the Purchase Agreement), subject to such further applicable adjustments set forth in this Section 3, or (B) to require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 125% of the outstanding Principal Amount being redeemed, plus accrued interest thereon. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holder the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon conversion of this Note immediately prior to such Change in Control Transaction would have been entitled to receive in such Change in Control Transaction and if such Holder had continued to hold such securities, cash and/or property until the date of such conversion or redemption, and interest payable hereunder after such Change in Control Transaction shall be paid in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, amalgamations, sales, transfers or share exchanges.

        (vi) Notice of Certain Events. If:

                           A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                           B. the Company shall declare a special nonrecurring cash dividend on or a tender offer for, offer to purchase or redemption of its Common Stock; or

                           C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation, amalgamation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                           E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or

                           F. there exists an agreement to which the Company is a party or by which it is bound providing for a Change in Control Transaction, or a Change in Control Transaction has occurred;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice of such matter to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, tender offer, offer to purchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, tender offer, offer to purchase, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction.

        (d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares solely for the purpose of issuance upon conversion in full of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement and taking into account the adjustments under this Section 3, but determined without regard to any ownership limitations contained in the Purchase Agreement). The Company represents, warrants and covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.

        (e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates for a fraction of a share of Common Stock, but may if otherwise permitted, make a cash payment in respect of any fraction of a share based on the Current Market Price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the fraction of a share, one whole share of Common Stock.

        (f) Charges, Taxes and Expenses. Issuance of shares of Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, the applicable Conversion Notice, when given for such conversion shall be accompanied or followed by an assignment form for the applicable portion of this Note or such shares, as the case may be; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

        (g) Cancellation. After the entire Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company's principal executive offices; provided, however, that the failure to surrender this Note shall not delay or limit such cancellation.

        (h) Notice Procedures. Any and all notices or other communications or deliveries to be provided by the Holder under this Note, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in, or provided pursuant to, the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or on a day that is not a Business Day or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

        (i) Holder's Restriction on Conversion. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, such Holder (together with such Holder's affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted principal amount of this Note beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(i) applies, the determination of whether this Note is convertible (in relation to other securities owned by such Holder together with any affiliates) and of which amounts of this Note are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Note may be converted (in relation to other securities owned by such Holder) and which amounts of this Note are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership
Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Beneficial Ownership Limitation provisions of this Section 3(i) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder, and the provisions of this Section 3(i) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be waived by such Holder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.


        Section 4. Defaults and Remedies.

        (a) Events of Default. An "Event of Default" is: (i) a failure to pay any Principal Amount of this Note when due, whether at the Final Maturity Date or otherwise, (ii) a failure to pay any interest due on this Note on the date such payment is due, which failure continues for two Business Days (or ten Business Days if such failure results from a Force Majeure Event); (iii) a failure timely to issue Underlying Shares upon and in accordance with terms hereof, which failure continues for ten Business Days after the Company has received written notice from the Holder informing the Company that it has failed to issue shares or deliver stock certificates prior to the fifth Business Day following the applicable Conversion Date; (iv) failure by the Company for 20 days (or 90 days if such failure results from a Force Majeure Event) after written notice has been received by the Company from the Holder to comply with any material provision (other than as provided in the immediately preceding clauses (i), (ii) and (iii)) of any of this Note or any other Transaction

Document (including, without limitation, the failure to redeem this Note upon the Holder's request following a Change in Control Transaction pursuant to
Section 3(c)(v)), provided, however, that the events described in Sections 9(a)(i)-(ii) of the Registration Rights Agreement shall not constitute an Event of Default; (v) a material breach by the Company of its representations or warranties in this Note or in any other Transaction Document, provided, however, that the events described in Sections 9(a)(i)-(ii) of the Registration Rights Agreement shall not constitute an Event of Default; (vi) any default after any cure period under, or acceleration prior to maturity of, any note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $1 million, or for money borrowed the repayment of which is guaranteed by the Company for in excess of $1 million, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) if the Company is subject to any Bankruptcy Event; (viii) if the Registration Statement required by Section 2 of the Registration Rights Agreement is not declared effective by the SEC within 270 days following the Closing Date; (ix) any security interest or lien purported to be created by the Security Agreement shall cease to be in full force and effect with respect to a material portion of the collateral thereunder or any such security interest or lien shall be asserted by the Company or any Subsidiary of the Company not to be a valid, perfected, first priority (except as otherwise permitted by the Transaction Documents) security interest in or lien on the collateral covered thereby; or (x) any Transaction Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or the Company or any Subsidiary of the Company shall repudiate or deny any portion of its liabilities or obligations thereunder.

        (b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of the then outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, to be due and payable immediately in cash, except that in the case of an Event of Default arising from events described in clauses (vi) and (vii) of Section 4(a), this Note shall become automatically due and payable without further action or notice, and the Holder may exercise all other rights and remedies available at law or in equity. In the event of such acceleration, the amount due and owing to the Holder shall be 125% of the outstanding Principal Amount of this Note (plus all accrued and unpaid interest, if any). In any event the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within one Business Day after such acceleration. The remedies under this Note shall be cumulative.

        Section 5. Certain Covenants; General.

        (a) Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the Securities Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

        (b) Payment of Expenses. The Company agrees to pay all charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in seeking to enforce this Note.

        (c) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

        (d) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

        (e) Assignment, Etc. The Holder may assign or transfer this Note, subject to compliance with applicable securities laws, without the consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. The Company may not assign its rights or obligations under this Note. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

        (f) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

        (g) Governing Law; Jurisdiction.

                (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                (ii) Jurisdiction. The Company (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Note or the transactions contemplated hereby, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5(g)(ii) shall affect or limit any right to serve process in any other manner permitted by law. The Company hereby agrees that if the Holder is the prevailing party in any suit, action or proceeding arising out of or relating to this Note, the Holder shall be entitled to reimbursement for legal fees from the Company.

                (iii) NO JURY TRIAL. The Company knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

        (h) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, without requirement for any surety bond, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

        (i) Texas Finance Code. The Company and Holder hereby acknowledge and agree that the loan evidenced by this Note is a "qualified commercial loan", as defined in and contemplated by Chapter 306 of the Texas Finance Code.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.


                                             CONSOLIDATED ENERGY, INC.



                                             By:
                                             ----------------------------------
                                             David Guthrie,
                                             President

                                   ASSIGNMENT

     For value received hereby sell(s),_____________________ assign(s) and transfer(s) unto__________________ (Please insert social security or other Taxpayer Identification Number of assignee:_________________ ) the within Note, and hereby irrevocably constitutes and appoints_____________ attorney to transfer the said Note on the books of Consolidated Energy, Inc., a Wyoming corporation (the "Company"), with full power of substitution in the premises.


                  In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

        [  ] To the Company or a subsidiary thereof; or

        [  ] To a QIB pursuant to and in compliance with Rule 144A; or

        [ ] To an "accredited investor" pursuant to and in compliance with the Securities Act; or

        [  ]  Pursuant   to   and  in   compliance   with  Rule  144  under  the
              Securities Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

        [  ] The transferee is an Affiliate of the Company.

     Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated: ______________________         NAME:_____________________________




                                      __________________________________
                                      Signature(s)

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

                     (To be executed by the Holder in order
                 to convert 8% Senior Secured Convertible Note)

        Re: 8% Senior Secured Convertible Note issued by CONSOLIDATED ENERGY, INC. identified below (the "Note")


The undersigned hereby elects to convert the outstanding Principal Amount (as defined in the Note) indicated below of the Note into shares of Common Stock, of CONSOLIDATED ENERGY, INC., a Wyoming corporation (the "Company") according to the terms hereof and of the Note, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion information:
                              --------------------------------------------------
                              Note Number


                              --------------------------------------------------
                              Conversion Date


                              --------------------------------------------------
                              Principal Amount of Note Being Converted


                              --------------------------------------------------
                              Number of Shares of Common Stock to Be Issued


                              --------------------------------------------------
                              Applicable Conversion Price


                              --------------------------------------------------
                              Signature


                              --------------------------------------------------
                              Name

                              --------------------------------------------------
                              Address